EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2023 Third Quarter Financial Results

Quarterly Operating Revenues of $776.9 million, up 47%
Quarterly Net Income of $69.5 million, ROE of 21.6%
Quarterly Diluted EPS of $3.25 per share

New York, NY – August 2, 2023 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise, today announced its financial results for the fiscal year 2023 third quarter ended June 30, 2023.
Sean M. O’Connor, the Company’s CEO, stated, “We achieved one of the strongest quarters in our history with operating revenues up 47%, diluted EPS up 37% and record adjusted net income of $71.8 million. These excellent results were achieved with solid transactional revenues, despite moderating volatility, and increased interest earnings on our client float. We believe that our financial performance continues to be a positive outlier in our industry and we are well-positioned to continue delivering strong results to our shareholders.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited) (in millions, except share and per share amounts)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$14,319.2	$18,431.0	(22)%	$42,228.8	$48,214.1	(12)%
Principal gains, net	300.0	295.2	2%	810.8	869.8	(7)%
Commission and clearing fees	126.8	126.9	—%	375.5	381.6	(2)%
Consulting, management, and account fees	39.2	27.7	42%	119.7	77.2	55%
Interest income	262.7	50.1	424%	685.7	112.3	511%
Total revenues	15,047.9	18,930.9	(21)%	44,220.5	49,655.0	(11)%
Cost of sales of physical commodities	14,271.0	18,402.1	(22)%	42,084.4	48,131.0	(13)%
Operating revenues	776.9	528.8	47%	2,136.1	1,524.0	40%
Transaction-based clearing expenses	66.7	74.7	(11)%	203.2	222.1	(9)%
Introducing broker commissions	43.4	41.2	5%	122.4	122.7	—%
Interest expense	216.0	28.1	669%	549.0	57.9	848%
Interest expense on corporate funding	14.9	10.7	39%	44.2	33.1	34%
Net operating revenues	435.9	374.1	17%	1,217.3	1,088.2	12%
Compensation and other expenses:
Variable compensation and benefits	130.5	123.9	5%	370.8	348.4	6%
Fixed compensation and benefits	96.1	78.3	23%	287.3	235.9	22%
Trading systems and market information	19.4	16.0	21%	54.9	49.0	12%
Professional fees	13.9	13.2	5%	41.1	38.9	6%
Non-trading technology and support	13.7	12.9	6%	44.7	38.7	16%
Occupancy and equipment rental	10.0	9.2	9%	29.5	26.7	10%
Selling and marketing	13.7	16.0	(14)%	40.8	41.3	(1)%
Travel and business development	6.2	4.9	27%	17.7	10.8	64%
Communications	2.4	2.0	20%	6.7	6.0	12%
Depreciation and amortization	13.8	11.7	18%	39.6	32.1	23%
Bad debts, net of recoveries	6.3	(0.7)	n/m	10.0	11.4	(12)%
Other	15.4	15.8	(3)%	50.1	44.6	12%
Total compensation and other expenses	341.4	303.2	13%	993.2	883.8	12%
Gain on acquisition and other gain	—	—	n/m	23.5	6.4	267%
Income before tax	94.5	70.9	33%	247.6	210.8	17%
Income tax expense	25.0	21.8	15%	59.8	56.0	7%
Net income	$69.5	$49.1	42%	$187.8	$154.8	21%
Earnings per share:
Basic	$3.35	$2.42	38%	$9.12	$7.69	19%
Diluted	$3.25	$2.37	37%	$8.82	$7.52	17%
Weighted-average number of common shares outstanding:
Basic	20,040,167	19,634,450	2%	19,913,424	19,529,843	2%
Diluted	20,654,300	20,109,992	3%	20,578,315	19,984,898	3%

Return on equity (“ROE”)	21.6%	19.1%		20.9%	21.2%
ROE on tangible book value	23.1%	21.0%		22.5%	23.5%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment operating revenues represented by:
Commercial	$252.7	$170.2	48%	$655.2	$506.9	29%
Institutional	381.1	209.1	82%	1,087.1	573.2	90%
Retail	91.5	108.5	(16)%	240.6	324.9	(26)%
Global Payments	53.2	44.3	20%	158.4	127.7	24%
Corporate Unallocated	8.6	2.9	197%	23.9	6.9	246%
Eliminations	(10.2)	(6.2)	65%	(29.1)	(15.6)	87%
Operating revenues	$776.9	$528.8	47%	$2,136.1	$1,524.0	40%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment income represented by:
Commercial	$117.0	$72.5	61%	$302.7	$208.1	45%
Institutional	45.1	47.7	(5)%	162.9	129.6	26%
Retail	17.2	26.3	(35)%	17.8	95.2	(81)%
Global Payments	28.6	24.6	16%	76.8	73.0	5%
Total segment income	$207.9	$171.1	22%	$560.2	$505.9	11%
Reconciliation of segment income to income before tax:
Segment income	$207.9	$171.1	22%	$560.2	$505.9	11%
Net costs not allocated to operating segments	(113.4)	(100.2)	13%	(336.1)	(295.1)	14%
Gain on acquisition	—	—	n/m	23.5	—	n/m
Income before tax	$94.5	$70.9	33%	$247.6	$210.8	17%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended June 30,			Nine Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Operating Revenues (in millions):
Listed derivatives	$107.6	$106.1	1%	$317.9	$329.7	(4)%
Over-the-counter (“OTC”) derivatives	71.9	50.2	43%	172.3	159.3	8%
Securities	272.4	154.6	76%	755.7	428.6	76%
FX / Contracts for difference (“CFD”) contracts	72.1	86.8	(17)%	182.7	257.9	(29)%
Global payments	52.7	42.8	23%	155.4	124.2	25%
Physical contracts	81.0	50.8	59%	194.8	132.4	47%
Interest / fees earned on client balances	92.2	21.5	329%	281.8	40.2	601%
Other	28.6	19.3	48%	80.7	60.4	34%
Corporate Unallocated	8.6	2.9	197%	23.9	6.9	246%
Eliminations	(10.2)	(6.2)	65%	(29.1)	(15.6)	87%
	$776.9	$528.8	47%	$2,136.1	$1,524.0	40%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	39,044	41,049	(5)%	120,831	119,796	1%
Listed derivatives, average rate per contract (1)	$2.62	$2.41	9%	$2.47	$2.60	(5)%
Average client equity - listed derivatives (millions)	$6,459	$6,145	5%	$7,301	$5,362	36%
OTC derivatives (contracts, 000’s)	1,063	730	46%	2,638	2,231	18%
OTC derivatives, average rate per contract	$67.75	$69.16	(2)%	$65.73	$71.64	(8)%
Securities average daily volume (“ADV”) (millions)	$5,378	$4,054	33%	$5,121	$3,412	50%
Securities rate per million (“RPM”) (2)	$262	$462	(43)%	$314	$511	(39)%
Average money market / FDIC sweep client balances (millions)	$1,269	$1,863	(32)%	$1,393	$1,730	(19)%
FX / CFD contracts ADV (millions)	$10,513	$13,147	(20)%	$12,278	$13,615	(10)%
FX / CFD contracts RPM	$107	$102	5%	$79	$98	(19)%
Global Payments ADV (millions)	$65	$66	(2)%	$68	$61	11%
Global Payments RPM	$12,907	$10,652	21%	$12,049	$10,952	10%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.

Operating Revenues
Operating revenues increased $248.1 million, or 47%, to $776.9 million in the three months ended June 30, 2023 compared to $528.8 million in the three months ended June 30, 2022.
Operating revenues derived from listed derivatives increased $1.5 million, or 1%, to $107.6 million in the three months ended June 30, 2023 compared to $106.1 million in the three months ended June 30, 2022. This increase was principally due to a 9% increase in the average rate per contract, partially offset by a 5% decline in listed derivative contract volumes compared to the three months ended June 30, 2022.
Operating revenues derived from OTC derivatives increased $21.7 million, or 43%, to $71.9 million in the three months ended June 30, 2023 compared to $50.2 million in the three months ended June 30, 2022. This was the result of a 46% increase in OTC derivative contract volumes, partially offset by a 2% decline in the average rate per contract compared to the three months ended June 30, 2022.
Operating revenues derived from securities transactions increased $117.8 million, or 76%, to $272.4 million in the three months ended June 30, 2023 compared to $154.6 million in the three months ended June 30, 2022. This increase was principally due to a 33% increase in ADV, as well as a significant increase in interest rates. Carried interest on fixed income securities is a component of operating revenues, however interest expense associated with financing these positions is not. As a result of the significant increase in short-term interest rates, we amended our calculation of the Securities RPM, in the table above, to present the RPM after deducting from operating revenues the interest expense associated with our fixed income activities. Net operating revenues derived from securities transactions decreased $26.4 million, or 27%, to $70.1 million in the three months ended June 30, 2023 compared to $96.5 million in the three months ended June 30, 2022. This decline was principally due to a 43% decline in the RPM resulting from the tightening of spreads and a change in product mix.
Operating revenues derived from FX/CFD contracts declined $14.7 million, or 17%, to $72.1 million in the three months ended June 30, 2023 compared to $86.8 million in the three months ended June 30, 2022, principally due to a 20% decline in the FX/CFD contracts ADV, partially offset by a 5% increase in the FX/CFD RPM.
Operating revenues from global payments increased $9.9 million, or 23%, to $52.7 million in the three months ended June 30, 2023 compared to $42.8 million in the three months ended June 30, 2022, principally driven by a 21% increase in the RPM, partially offset by a 2% decrease in the ADV.
Operating revenues derived from physical contracts increased $30.2 million, or 59%, to $81.0 million in the three months ended June 30, 2023 compared to $50.8 million in the three months ended June 30, 2022. This increase was principally due to strong growth in our physical agricultural and energy business as a result of increased activity in biodiesel feedstock markets as well the acquisition of CDI, effective October 31, 2022.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $70.7 million, or 329%, to $92.2 million in the three months ended June 30, 2023 compared to $21.5 million in the three months ended June 30, 2022. This was principally driven by a significant increase in short-term interest rates.
Interest expense

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$156.4	$11.5	1,260%	$372.1	$16.4	2,169%
Securities borrowing	11.4	5.7	100%	27.6	16.3	69%
Client balances on deposit	34.0	2.4	1,317%	107.7	3.4	3,068%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	14.2	8.5	67%	41.6	21.8	91%
	216.0	28.1	669%	549.0	57.9	848%
Corporate funding	14.9	10.7	39%	44.2	33.1	34%
Total interest expense	$230.9	$38.8	495%	$593.2	$91.0	552%
The increase in interest expense attributable to trading activities was principally due to the effect of the significant increase in short-term interest rates, most notably in our fixed income business, as well as an increase in client balances on which we pay interest.
The increase in interest expense attributable to corporate funding was principally due to higher short-term interest rates on our revolving credit facility as well as an increase in average borrowings.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2023	% of Total	2022	% of Total	2023	% of Total	2022	% of Total
Variable compensation and benefits	$130.5	29%	$123.9	29%	$370.8	28%	$348.4	28%
Transaction-based clearing expenses	66.7	15%	74.7	18%	203.2	15%	222.1	19%
Introducing broker commissions	43.4	10%	41.2	10%	122.4	9%	122.7	10%
Total variable expenses	240.6	54%	239.8	57%	696.4	52%	693.2	57%
Fixed compensation and benefits	96.1	21%	78.3	19%	287.3	22%	235.9	19%
Other fixed expenses	108.5	24%	101.7	24%	325.1	25%	288.1	23%
Bad debts, net of recoveries	6.3	1%	(0.7)	—%	10.0	1%	11.4	1%
Total non-variable expenses	210.9	46%	179.3	43%	622.4	48%	535.4	43%
Total non-interest expenses	$451.5	100%	$419.1	100%	$1,318.8	100%	$1,228.6	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Impact of the Gain on Acquisition and Related Amortization
On October 31, 2022, the Company’s wholly owned subsidiary, StoneX Netherlands B.V., acquired CDI-Societe Cotonniere De Distribution S.A (“CDI”), based in Switzerland. CDI operates a global cotton merchant business with clients and producers in Brazil and West Africa as well as buyers throughout Asia. The results of the nine months ended June 30, 2023 include a non-taxable gain of $23.5 million related to the acquisition. The results of the three and nine months ended June 30, 2023 include amortization expense related to identified intangible assets related to the acquisition.
The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three and nine months ended June 30, 2023 and 2022 include amortization expense related to identified intangible assets, related to the acquisition.
When evaluating acquisitions, management considers the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions.
The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the gain on acquisition and the related amortization expense of the intangible assets for the three and nine months ended June 30, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and the related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
As reported, GAAP:
Income before tax	$94.5	$70.9	33%	$247.6	$210.8	17%
Income tax expense	25.0	21.8	15%	59.8	56.0	7%
Net income	$69.5	$49.1	42%	$187.8	$154.8	21%
Return on equity	21.6%	19.1%	2.5%	20.9%	21.2%	(0.3)%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$97.6	$73.5	33%	$233.2	$218.7	7%
Adjusted income tax expense	25.8	22.5	15%	62.3	58.1	7%
Adjusted net income	$71.8	$51.0	41%	$170.9	$160.6	6%
Adjusted return on equity	22.3%	19.9%	2.4%	19.0%	21.9%	(2.9)%
(a) Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Other Gain
The results of the nine months ended June 30, 2022 include a nonrecurring gain of $6.4 million related to a foreign exchange antitrust class action settlement received in March 2022.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$14,240.1	$18,224.3	(22)%	$41,668.8	$47,551.9	(12)%
Principal gains, net	109.5	84.4	30%	254.1	260.2	(2)%
Commission and clearing fees	50.0	41.9	19%	133.3	129.9	3%
Consulting, management and account fees	6.9	5.8	19%	19.8	16.2	22%
Interest income	38.0	12.3	209%	112.7	26.6	324%
Total revenues	14,444.5	18,368.7	(21)%	42,188.7	47,984.8	(12)%
Cost of sales of physical commodities	14,191.8	18,198.5	(22)%	41,533.5	47,477.9	(13)%
Operating revenues	252.7	170.2	48%	655.2	506.9	29%
Transaction-based clearing expenses	16.3	14.8	10%	44.1	42.3	4%
Introducing broker commissions	12.0	8.4	43%	29.4	24.2	21%
Interest expense	10.8	5.1	112%	30.3	13.0	133%
Net operating revenues	213.6	141.9	51%	551.4	427.4	29%
Variable direct compensation and benefits	56.7	40.0	42%	137.9	125.2	10%
Net contribution	156.9	101.9	54%	413.5	302.2	37%
Fixed compensation and benefits	16.0	13.0	23%	46.0	37.6	22%
Other fixed expenses	18.9	16.8	13%	56.9	47.7	19%
Bad debts, net of recoveries	5.0	(0.4)	n/m	7.9	8.8	(10)%
Non-variable direct expenses	39.9	29.4	36%	110.8	94.1	18%
Segment income	$117.0	$72.5	61%	$302.7	$208.1	45%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$62.2	$56.9	9%	$177.0	$187.6	(6)%
OTC derivatives	71.9	50.2	43%	172.3	159.3	8%
Physical contracts	77.0	46.1	67%	182.6	120.7	51%
Interest / fees earned on client balances	35.0	11.4	207%	104.5	23.1	352%
Other	6.6	5.6	18%	18.8	16.2	16%
	$252.7	$170.2	48%	$655.2	$506.9	29%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	9,021	7,482	21%	25,532	22,986	11%
Listed derivatives, average rate per contract (1)	$6.58	$7.26	(9)%	$6.62	$7.75	(15)%
Average client equity - listed derivatives (millions)	$1,815	$2,585	(30)%	$1,974	$2,104	(6)%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	1,063	730	46%	2,638	2,231	18%
OTC derivatives, average rate per contract	$67.75	$69.16	(2)%	$65.73	$71.64	(8)%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	n/m	$—	$—	n/m
Principal gains, net	82.8	89.3	(7)%	273.1	252.6	8%
Commission and clearing fees	63.6	71.8	(11)%	204.0	208.8	(2)%
Consulting, management and account fees	18.4	7.5	145%	54.0	17.8	203%
Interest income	216.3	40.5	434%	556.0	94.0	491%
Total revenues	381.1	209.1	82%	1,087.1	573.2	90%
Cost of sales of physical commodities	—	—	n/m	—	—	n/m
Operating revenues	381.1	209.1	82%	1,087.1	573.2	90%
Transaction-based clearing expenses	45.8	51.1	(10)%	141.1	152.6	(8)%
Introducing broker commissions	9.1	8.6	6%	27.8	24.0	16%
Interest expense	205.9	23.0	795%	516.8	44.5	1,061%
Net operating revenues	120.3	126.4	(5)%	401.4	352.1	14%
Variable direct compensation and benefits	38.6	51.7	(25)%	135.8	137.7	(1)%
Net contribution	81.7	74.7	9%	265.6	214.4	24%
Fixed compensation and benefits	15.4	13.0	18%	44.2	37.9	17%
Other fixed expenses	21.4	14.6	47%	58.7	45.3	30%
Bad debts, net of recoveries	(0.2)	(0.6)	(67)%	(0.2)	1.6	n/m
Non-variable direct expenses	36.6	27.0	36%	102.7	84.8	21%
Segment income	$45.1	$47.7	(5)%	$162.9	$129.6	26%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$45.4	$49.2	(8)%	$140.9	$142.1	(1)%
Securities	249.0	131.1	90%	688.8	353.9	95%
FX contracts	9.5	7.9	20%	28.0	22.1	27%
Interest / fees earned on client balances	56.5	9.4	501%	175.0	16.0	994%
Other	20.7	11.5	80%	54.4	39.1	39%
	$381.1	$209.1	82%	$1,087.1	$573.2	90%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	30,023	33,567	(11)%	95,299	96,809	(2)%
Listed derivatives, average rate per contract (1)	$1.43	$1.33	8%	$1.36	$1.38	(1)%
Average client equity - listed derivatives (millions)	$4,645	$3,560	30%	$5,327	$3,258	64%
Securities ADV (millions)	$5,378	$4,054	33%	$5,121	$3,412	50%
Securities RPM (2)	$262	$462	(43)%	$314	$511	(39)%
Average money market / FDIC sweep client balances (millions)	$1,269	$1,863	(32)%	$1,393	$1,730	(19)%
FX contracts ADV (millions)	$3,612	$3,898	(7)%	$4,520	$4,000	13%
FX contracts RPM	$42	$32	31%	$33	$28	18%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

Retail

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$79.1	$206.7	(62)%	$560.0	$662.2	(15)%
Principal gains, net	59.8	79.4	(25)%	134.9	236.0	(43)%
Commission and clearing fees	12.0	12.1	(1)%	34.6	39.5	(12)%
Consulting, management and account fees	13.1	12.9	2%	40.7	38.5	6%
Interest income	6.7	1.0	570%	21.3	1.8	1,083%
Total revenues	170.7	312.1	(45)%	791.5	978.0	(19)%
Cost of sales of physical commodities	79.2	203.6	(61)%	550.9	653.1	(16)%
Operating revenues	91.5	108.5	(16)%	240.6	324.9	(26)%
Transaction-based clearing expenses	3.1	6.6	(53)%	13.1	20.2	(35)%
Introducing broker commissions	21.7	23.7	(8)%	63.6	73.8	(14)%
Interest expense	1.6	0.3	433%	4.1	1.4	193%
Net operating revenues	65.1	77.9	(16)%	159.8	229.5	(30)%
Variable direct compensation and benefits	4.8	6.2	(23)%	11.9	17.1	(30)%
Net contribution	60.3	71.7	(16)%	147.9	212.4	(30)%
Fixed compensation and benefits	13.1	14.2	(8)%	37.3	41.3	(10)%
Other fixed expenses	28.5	30.9	(8)%	90.5	81.3	11%
Bad debts, net of recoveries	1.5	0.3	400%	2.3	1.0	130%
Non-variable direct expenses	43.1	45.4	(5)%	130.1	123.6	5%
Other gain	—	—	n/m	—	6.4	(100)%
Segment income	$17.2	$26.3	(35)%	$17.8	$95.2	(81)%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Securities	$23.4	$23.5	—%	$66.9	$74.7	(10)%
FX / CFD contracts	62.6	78.9	(21)%	154.7	235.8	(34)%
Physical contracts	4.0	4.7	(15)%	12.2	11.7	4%
Interest / fees earned on client balances	0.7	0.7	—%	2.3	1.1	109%
Other	0.8	0.7	14%	4.5	1.6	181%
	$91.5	$108.5	(16)%	$240.6	$324.9	(26)%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$6,901	$9,250	(25)%	$7,758	$9,615	(19)%
FX / CFD contracts RPM	$141	$132	7%	$105	$127	(17)%

Global Payments

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	n/m	$—	$—	n/m
Principal gains, net	50.5	42.1	20%	149.8	121.0	24%
Commission and clearing fees	1.6	1.5	7%	5.0	4.6	9%
Consulting, management, account fees	0.7	0.7	—%	2.5	2.1	19%
Interest income	0.4	—	n/m	1.1	—	n/m
Total revenues	53.2	44.3	20%	158.4	127.7	24%
Cost of sales of physical commodities	—	—	n/m	—	—	n/m
Operating revenues	53.2	44.3	20%	158.4	127.7	24%
Transaction-based clearing expenses	1.5	2.4	(38)%	4.9	6.1	(20)%
Introducing broker commissions	0.6	0.5	20%	1.6	0.9	78%
Interest expense	0.1	—	n/m	0.2	0.1	100%
Net operating revenues	51.0	41.4	23%	151.7	120.6	26%
Variable compensation and benefits	9.1	7.8	17%	29.6	23.0	29%
Net contribution	41.9	33.6	25%	122.1	97.6	25%
Fixed compensation and benefits	8.1	4.8	69%	31.2	13.7	128%
Other fixed expenses	5.2	4.2	24%	14.1	10.9	29%
Bad debts	—	—	n/m	—	—	n/m
Total non-variable direct expenses	13.3	9.0	48%	45.3	24.6	84%
Segment income	$28.6	$24.6	16%	$76.8	$73.0	5%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Payments	$52.7	$42.8	23%	$155.4	$124.2	25%
Other	0.5	1.5	(67)%	3.0	3.5	(14)%
	$53.2	$44.3	20%	$158.4	$127.7	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$65	$66	(2)%	$68	$61	11%
Global Payments RPM	$12,907	$10,652	21%	$12,049	$10,952	10%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Compensation and benefits:
Variable compensation and benefits	$19.9	$16.7	19%	$51.4	$41.6	24%
Fixed compensation and benefits	37.1	27.7	34%	110.7	89.0	24%
	57.0	44.4	28%	162.1	130.6	24%
Other expenses:
Occupancy and equipment rental	9.8	9.0	9%	29.0	26.3	10%
Non-trading technology and support	9.7	9.2	5%	30.6	28.3	8%
Professional fees	5.6	6.7	(16)%	18.1	19.5	(7)%
Depreciation and amortization	5.7	5.7	—%	17.1	16.3	5%
Communications	1.8	1.3	38%	4.9	4.1	20%
Selling and marketing	0.8	2.0	(60)%	2.8	4.9	(43)%
Trading systems and market information	1.9	1.1	73%	5.6	3.6	56%
Travel and business development	1.4	1.1	27%	4.0	2.3	74%
Other	5.6	6.2	(10)%	14.9	17.8	(16)%
	42.3	42.3	—%	127.0	123.1	3%
Total compensation and other expenses	$99.3	$86.7	15%	$289.1	$253.7	14%
Total unallocated costs and other expenses increased $12.6 million, or 15%, to $99.3 million in the three months ended June 30, 2023 compared to $86.7 million in the three months ended June 30, 2022. Compensation and benefits increased $12.6 million, or 28%, to $57.0 million in the three months ended June 30, 2023 compared to $44.4 million in the three months ended June 30, 2022.
The increase in non-variable compensation is principally related to the move of certain client engagement teams out of discrete business lines and into shared services, and replacing compensation expense in those discrete business lines with a non-variable charge. Additionally, the increase in non-variable compensation is partially a result of hiring among our compliance and IT departments, principally due to company growth, and within the accounting department, principally due to the acquisition of CDI. Average administrative headcount increased 30% in the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in variable compensation is principally due to improved performance.
Overall, other non-compensation expenses were relatively unchanged at $42.3 million in the three months ended June 30, 2023 and 2022. Most notably, selling and marketing fees were lower due principally to the bi-annual global sales and strategy meeting held in March 2022, while non-trading technology maintenance and support, for the various systems used by the support services departments, and travel and business development increased.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	June 30, 2023	September 30, 2022
Summary asset information:
Cash and cash equivalents	$1,401.3	$1,108.5
Cash, securities and other assets segregated under federal and other regulations	$2,492.4	$3,267.2
Securities purchased under agreements to resell	$2,642.0	$1,672.0
Securities borrowed	$1,094.3	$1,209.8
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$7,297.7	$6,842.6
Receivables from clients, net and notes receivable, net	$704.2	$571.3
Financial instruments owned, at fair value	$5,305.3	$4,167.3
Physical commodities inventory, net	$444.7	$513.5
Property and equipment, net	$118.2	$112.9
Operating right of use assets	$122.3	$121.8
Goodwill and intangible assets, net	$85.2	$86.2
Other	$225.5	$186.5

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$476.1	$400.6
Operating lease liabilities	$150.9	$143.0
Payables to clients	$9,723.9	$9,891.0
Payables to broker-dealers, clearing organizations and counterparties	$633.6	$659.8
Payables to lenders under loans	$422.6	$485.1
Senior secured borrowings, net	$341.3	$339.1
Income taxes payable	$35.8	$16.2
Securities sold under agreements to repurchase	$5,029.5	$3,195.6
Securities loaned	$1,093.3	$1,189.5
Financial instruments sold, not yet purchased, at fair value	$2,696.2	$2,469.6
Stockholders’ equity	$1,329.9	$1,070.1

Common stock outstanding - shares	20,749,625	20,303,904
Net asset value per share	$64.09	$52.70
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, August 3, 2023 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BI5f047367145f4bbc9c1e4424240fdce9 approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its approximately 4,000 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the SEC, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q and other filings made time to time with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The Company acquired CDI effective October 31, 2022, and the results of the nine months ended June 30, 2023 include a non-taxable gain of $23.5 million. The results of the three and nine months ended June 30, 2023 include amortization expense related to identified intangible assets, related to the acquisition. The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three and nine months ended June 30, 2023 and 2022 include amortization expense related to identified intangible assets, related to the acquisition.
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the gain on acquisition and related amortization expense for the three and nine months ended June 30, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2023	2022	2023	2022
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$94.5	$70.9	$247.6	$210.8
Gain on acquisition:
Attributable to tangible assets acquired	—	—	(14.6)	—
Attributable to intangible assets acquired	—	—	(8.9)	—
Total gain on acquisition	—	—	(23.5)	—
Acquisition related expense:
Amortization of intangible assets acquired	3.1	2.6	9.1	7.9
Adjusted income before tax, (non-GAAP)	$97.6	$73.5	$233.2	$218.7

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$25.0	$21.8	$59.8	$56.0
Tax effect of the gain on acquisition	—	—	—	—
Tax effect of acquisition related expense	0.8	0.7	2.5	2.1
Adjusted income tax expense, (non-GAAP)	$25.8	$22.5	$62.3	$58.1

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$69.5	$49.1	$187.8	$154.8
Total gain on acquisition, net of tax	—	—	(23.5)	—
Acquisition related expense, net of tax	2.3	1.9	6.6	5.8
Adjusted net income (non-GAAP)	$71.8	$51.0	$170.9	$160.6

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions)	2023	2022	2023	2022
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$1,247.3	$1,005.6	$1,070.1	$904.0
Total stockholders’ equity - end of period, as reported (GAAP)	1,329.9	1,047.3	1,329.9	1,047.3
Average stockholders’ equity	$1,288.6	$1,026.5	$1,200.0	$975.7

Calculation of return on equity:
Net income, as reported (GAAP)	$69.5	$49.1	$187.8	$154.8
Average stockholders’ equity	$1,288.6	$1,026.5	$1,200.0	$975.7
Return on equity	21.6%	19.1%	20.9%	21.2%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$71.8	$51.0	$170.9	$160.6
Average stockholders’ equity	$1,288.6	$1,026.5	$1,200.0	$975.7
Adjusted return on equity (non-GAAP)	22.3%	19.9%	19.0%	21.9%